UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2021

EXACTUS, INC.
(Exact name of the registrant as specified in its charter)

Nevada	000-55828	27-1085858
(State or other jurisdiction of	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

80 NE 4th Avenue, Suite 28, Delray Beach, FL 33483
(Address of principle executive offices) (Zip code)

Registrant’s telephone number, including area code: (509) 999-9695

_____________________________________________________________________
(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities.

During the first and second quarter of 2021 we resolved numerous claims and lawsuits against the Company. As a result, we agreed to issue a total of approximately 2,959,616 shares of our restricted common stock, par value $0.001 per share (“Common Stock”) in connection with previously unpaid employee compensation and claims asserted by various vendors and consultants, as more fully described in Item 7.01. The foregoing issuances do not involve any public offering and are exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

After giving effect to the issuances described above, and the conversion of shares of our preferred stock (without regard to the beneficial ownership blockers of our Series A Preferred Stock outstanding), a total of 145,654,137 shares of our Common Stock will be issued and outstanding, on a fully-diluted basis. As of the date of this Agreement, 450 shares of our Series A Preferred Stock and 1,500,000 shares of our Series B-1 Preferred Stock and 6,000,000 shares of our Series B-2 Preferred Stock are issued and outstanding which are exercisable for our Common Stock. 9,000,000 shares of our Common Stock may be issued upon conversion of our Series A Preferred Stock outstanding, 187,000 shares of our Common Stock may be issued upon conversion of our Series B-1 Preferred Stock outstanding, and 750,000 shares of our Common Stock may be issued upon conversion of our Series B-2 Preferred Stock outstanding.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 28, 2021, Lawrence Wert, our Executive Chairman, and Andrew Johnson, our Chief Strategy Officer were appointed the Principal Executive Officer and Principal Accounting Officer, respectively, of the Company. On June 26, 2021, Daniel Alberttis resigned as the Company’s Chief Operating Officer and Director and John Price resigned as the Company’s Chief Financial Officer and Director. Mr. Price was chairman of our Audit Committee and a member of our Compensation and Governance Committee. The resignations were not a result of any disagreement between the Company on any matter relating to the Compay’s operations, policies or practices. Effective with the resignation the size of our Board of Directors (“Board”) is two directors consisting of Mr. Wert and Julian Pittam. Mr. Wert and Mr. Johnson were awarded 1,000,000 and 100,000 five-year options, respectively, under the 2021 Plan subject to approval of the 2021 Plan by shareholders vesting 50% upon issuance and 50% upon the satisfaction of certain conditions.

2021 Plan
On June 28, 2021, the Board approved and adopted, subject to shareholder approval on or prior to June 28, 2022, the Company’s 2021 Equity Incentive Plan (the “2021 Plan”).

The 2021 Plan authorizes the issuance of up to an aggregate maximum of 20% of the issued and outstanding shares of the Common Stock after giving effect to future anticipated issuances, subject to adjustment as described in the 2021 Plan. The 2021 Plan shall be administered by the Board or a committee appointed by the Board (the “Committee”), which shall consist of two or more directors who qualify as (i) “Independent Directors” (as such term is defined under the rules of the NASDAQ Stock Market), and (ii) “Non-Employee Directors” (as such term is defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended). The Committee, in its discretion, selects the individuals to whom awards may be granted, the time or times at which such awards are granted, and the terms of such awards. The 2021 Plan authorizes the Company to grant stock options, restricted stock, preferred stock, other stock based awards, and performance awards. Awards may be granted to the Company’s directors, officers, consultants, advisors and employees. Unless earlier terminated by the Board, the 2021 Plan will terminate, and no further awards may be granted, after June 27, 2031.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Reverse Split
On June 26, 2021, the Board authorized the Company to file a certificate of amendment (the “Amendment”) to its Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada in order to effectuate a reverse stock split of the Company’s issued and outstanding common stock, par value $0.001 per share on a one (1) for twenty-eight (28) basis (the “Reverse Stock Split”).

The Reverse Stock Split will be effective with the Financial Industry Regulatory Authority (“FINRA”) upon notification from FINRA and the Company’s Common Stock is expected to thereafter trade with a “D” added, under the symbol “EXDID” or other symbol, for the 20 business days following approval to designate that it is trading on a post-reverse split basis. The Company will file an additional Current Report on Form 8-K and issue a press release upon notification of the trading dates by FINRA and will have a new CUSIP number together with an amendment to its Articles of Incorporation with the State of Nevada upon effectiveness by FINRA.

As a result of the Reverse Stock Split, every twenty-eight (28) shares of the Company’s pre-reverse split Common Stock will be combined and reclassified into one share of the Company’s Common Stock. No fractional shares of Common Stock will be issued as a result of the Reverse Stock Split. Shareholders who otherwise would be entitled to a fractional share shall receive the next higher number of whole shares.

As previously disclosed on our Current Report on Form 8-K filed on April 6, 2021, on March 31, 2021, shareholders of record holding a majority of the outstanding voting capital of the Company approved a reverse stock split of the Company’s issued and outstanding common stock by a ratio of not less than one-for-twenty-five and not more than one-for-one-hundred at any time prior to December 31, 2021, with such ratio to be determined by the Company’s Board of Directors, in its sole discretion. The Reverse Stock Split ratio of one (1) for twenty-eight (28) basis was approved by the Company’s Board of Directors on June 28, 2021.

Amended Articles and Bylaws
On June 26, 2021, the Board approved an amendment to the Company’s Articles of Incorporation (“Articles Amendment”) and submission of the Articles Amendment to the shareholders of the Company for approval, and an amendment to the Company’s bylaws (the “Bylaw Amendment”).

The Articles Amendment, which is subject to shareholder approval and filing with the State of Nevada, generally updates Article VII “Indemnity” to provide indemnification for directors, officers, employees and agents of the Company serving at the request of the Company or another entity.

The Bylaw Amendment, which is immediately effective upon approval by the Board, generally provides various procedures and requirements for Special Meetings of shareholders, sets the quorum for meetings of shareholders for the transaction of any business to one-third (1/3) of the outstanding shares of stock entitled to vote, establishes procedures for action by written consent and establishing a record date for voting by written consent, establishes certain advance notice requirements for shareholder proposals, provides for discretionary and mandatory indemnification of directors, officers, employees and agents of the Company and establishes the State of New York as the sole and exclusive forum for certain disputes and litigation, including any derivative action, an action claiming breach of fiduciary duty, any action asserting a claim arising under the Nevada Revised Statues, the Articles of Incorporation of the Bylaws, and under any “internal affairs” doctrine.

The foregoing descriptions of the Articles Amendment and Bylaw Amendment do not purport to be complete and are qualified in their entirety by reference to the complete text of the Articles Amendment and Bylaw Amendment which shall be filed prior to the due date for the Company’s next quarterly report on Form 10-Q in accordance with the Rules and Regulations of the SEC.

SECTION 7 - REGULATION FD

Item 7.01 Regulation FD Disclosure.

Two pending lawsuits against the Company have been settled and dismissed: (1) Case No. 2021-011761 CA 01 pending in Miami-Dade County, Florida; and (2) Case No. 50-2021 CA 000853 MB pending in Palm Beach County, Florida. The terms of the settlements are required to be kept confidential.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events.

On June 28,2021 the Board established three new series of preferred stock (“Preferred Stock”) designated as Series C Convertible Preferred Stock, Series C-1 Convertible Preferred Stock and Series D Convertible Preferred Stock and authorized the filing of a Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock, Series C-1 Convertible Preferred Stock and Series C-2 Convertible Preferred Stock in the State of Nevada. The Board designated for issuance 1,000,000, 10,000 and 10,000 shares, respectively, for issuance. Each share of Preferred Stock is convertible into shares of the Company’s Common Stock as provided in the Certificate of Designation therefore. No shares of Preferred Stock have been issued as of the date of this Current Report on Form 8-K.

The Company estimates approximately $585,000 of previously reported liabilities and potential payments were eliminated or settled during the second quarter of 2021 upon the payment of approximately $115,000 cash and agreement to issue shares of Common Stock, including approximately $335,000 previously reported as “Accounts Payable”, $250,000 previously reported as “Subscription Payable” relating to the acquisition of Green Goddess Extracts, LLC and $88,000 to a third-party vendor related to our prior Interim Chief Executive Officer. In addition, during most of 2020 we were engaged in marketing of hemp derived products sourced from our leased farming operations. Through our majority-owned subsidiary, Exactus One World, LLC (“EOW”) we held one-year leases for approximately 200 acres of farmland in southwest Oregon for growing hemp. Our initial efforts to pursue agricultural development, including farm soil preparation, planting, harvesting, transportation and drying, were situated at farms from which we shipped hemp biomass to third parties for processing. Due to a rapid decline in commodity prices for industrial hemp experienced during 2020 we suspended all farming operations during 2020, and entered into a supply agreement with Hemptown USA, Inc. to provide us with industrial hemp. During the second quarter of 2021, the Company secured confirmation from the managers of EOW that the leases terminated on or about February 2020. Accordingly, the Company does not believe it is required to account for future leasing obligations following the termination of such leases and expects to seek to eliminate various accrued lease obligations from future financial reports and filings with the SEC, subject to confirmation from our auditors.

The foregoing description of the Series C Convertible Preferred Stock, Series C-1 Convertible Preferred Stock and Series D Convertible Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the complete text of the Certificates of Designation of Preferences, Rights and Limitations, which are filed as Exhibit 3.1, 3.2 and 3.3 hereto and which is incorporated herein by reference.

Our Quarterly Report for the quarter ended March 31, 2021 filed with the SEC incorrectly reported the number of shares of our Series A Preferred Stock authorized and outstanding. As previously reported in our Current Report on Form 8-K filed with the SEC on February 18, 2021, on February 16, 2021 we authorized 1,000 shares of a new 0% Series A Convertible Preferred Stock with a stated value of $1,000 per share and a conversion price of $0.05 per share and issued 500 shares to an institutional investor.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

 (d) Exhibits.

The exhibit listed in the following Exhibit Index is furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock.

3.2	Certificate of Designation of Preferences, Rights and Limitations of Series C-1 Convertible Preferred Stock.

3.3	Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock.

10.1	2021 Executive Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

EXACTUS, INC.

Date: June 28, 2021	By: /s/ Lawrence Wert Name: Lawrence Wert Title: Principal Executive Officer